Exhibit 10.4

THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

Effective June 10, 2015

FOR VALUE RECEIVED, Hydrocarb Energy Corporation, a Nevada corporation (the “Corporation”), hereby promises to pay to the order of Kent P. Watts, an individual and/or permitted assigns (the “Holder”), the aggregate principal amount of $3,200,000 (the “Principal”), together with interest on the unpaid Principal amount hereof, upon the terms and conditions hereinafter set forth. This Convertible Subordinated Promissory Note is defined herein as the “Note”, or the “Promissory Note”. The “Effective Date” of this Note shall be June 10, 2015. The Holder acquired the Note pursuant to the terms of that certain Exchange Agreement entered into between the Corporation and the Holder dated on or around June 10, 2015. Purchasers, assignees and transferees of this Note should note that the Principal balance of the Note as set forth above may not accurately reflect the total balance of Principal then owed under this Note due to the provisions of Section 4(b).  The Holder, any purchasers, assignees and transferees of this Note should also thoroughly read and review Section 5 hereof, which sets forth the terms and conditions upon which this Note (and the amount owed hereunder) will automatically convert into to-be-designated shares of Series B Convertible Preferred Stock of the Corporation upon the designation of such Series B Convertible Preferred Stock with the Secretary of State of Nevada.  This Note was issued with an original issue discount equal to 25% of the original Principal amount of the Note.

1.            Payment Terms. The Corporation promises to pay to the Holder the balance of Principal, together with any accrued and unpaid interest due hereunder on June 10, 2018 (the “Maturity Date”), unless this Note is earlier (a) prepaid as herein provided; (b) converted into common stock, $0.001 par value per share of the Corporation (“Common Stock”) pursuant to Section 4 below; or (c) subject to an Automatic Preferred Stock Conversion, as described below in Section 5. All payments hereunder shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued Interest then due and payable and the remainder to Principal.

Convertible Subordinated Promissory Note

2.            Interest. The Principal of this Note shall accrue interest Quarterly in arrears at the Interest Rate (“Interest” and such interest which is accrued and unpaid as of the applicable determination date, “Accrued Interest”). Accrued Interest shall be added to the Principal Amount of this Note until the earlier to occur of (i) the Automatic Preferred Stock Conversion Date, at which time all Accrued Interest shall be subject to Section 5(a) below, and (ii) January 31, 2016 (the “Interest Payable Date”). Beginning on the Interest Payable Date, interest accruing on this Note after such date shall be payable by the Corporation in cash at the end of each Quarter until the earlier of (a) the Maturity Date; (b) the date this Note is repaid in full; and (c) the Automatic Preferred Stock Conversion Date. All past-due Principal and Interest shall bear Interest at the rate of twelve percent 12% per annum until paid in full (the “Default Rate”). The Interest Rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. The “Interest Rate” means an annualized percentage interest rate equal to the Average Quarterly Closing Spot Price divided by ten (10), plus two (2). For example, if the Average Quarterly Closing Spot Price was $60.00 for the prior Quarter, the applicable Interest Rate for the next Quarter would be 8% per annum ($60.00 / 10 = 6 + 2 = 8%). The Interest Rate shall reset Quarterly, based on the Average Quarterly Closing Spot Price for the prior Quarter. Notwithstanding the above, in the event that the Average Quarterly Closing Spot Price is $50 or less, the Interest Rate for the applicable following Quarter shall be 0%. Notwithstanding the above, the Interest Rate applicable from the Effective Date until the end of the first full Quarter following the Effective Date shall be [___%] per annum. “Average Quarterly Closing Spot Price” means the average of the Closing Spot Prices for each WTI Trading Day for the then prior Quarter. “Closing Spot Price” means the closing WTI Crude Oil Spot Price. “WTI” means West Texas Intermediate crude oil. “WTI Trading Day” means a day that WTI futures are traded on the New York Mercantile Exchange. “Quarter” means any of the following during any calendar year: the three (3) month period ending March 31, June 30, September 30 or December 31.

(a)             Notwithstanding any provision in this Note, the total liability for payments of Interest and payments in the nature of interest, including all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of Nevada or the applicable laws of the United States of America, whichever shall be higher (the “Maximum Rate”).

(b)             In the event the total liability for payments of Interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question (and without further agreement or notice by, among or to the Holder the undersigned) shall be applied to the reduction of the Principal balance, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied to the reduction of the Principal balance and the Holder had agreed to accept such sums as a premium-free prepayment of Principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the Principal balance. The undersigned does not intend or expect to pay nor does the Holder intend or expect to charge, accept or collect any interest under this Note greater than the Maximum Rate.

Convertible Subordinated Promissory Note

(c)              If any payment of Principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Houston, Texas, are authorized or required to be closed for business.

3.            Prepayment. This Note may be prepaid by the Corporation in whole or part at any time (each a “Prepayment”), provided that if any Prepayment is made prior to the first anniversary of the Effective Date, the Corporation shall, in addition to paying applicable Principal and Accrued Interest (as applicable, the “Repayment Amount”), pay the Holder an additional 15% premium on such Repayment Amount. Any partial Prepayment shall be applied first to any Accrued Interest and then to any Principal outstanding.

4.             Holder’s Option to Convert This Note Into Shares.

(a)              At any time prior to the earlier of (i) the payment in full by the Corporation of this Note; and (b) the Automatic Preferred Stock Conversion Date, the Holder shall have the option to convert the then outstanding Principal balance and any Accrued Interest under the Note (or any portion thereof), into restricted shares of Common Stock (the “Shares”) of the Corporation (the “Conversion Option”) at the Conversion Price (each a “Conversion”). The “Conversion Price” shall equal $4.00 per Share;

(b)             In order to exercise this Conversion Option, the Holder shall provide the Corporation a written notice of its intentions to exercise this Conversion Option, which notice shall set forth the amount of this Promissory Note to be converted, and the calculation of the Conversion Price, which shall be in the form of Exhibit A, attached hereto (“Notice of Conversion”). Within ten (10) Business Days of the Corporation’s receipt of the Notice of Conversion (reflecting a Conversion Price confirmed by the Corporation), the Corporation shall deliver or cause to be delivered to the Holder, written confirmation that the Shares have been issued in the name of the Holder. If the Corporation reasonably believes that there is an error in Holder’s calculation of the Shares issuable in connection with the Notice of Conversion or the Conversion Price provided for therein, the Corporation shall not be obligated to honor such defective Notice of Conversion and shall promptly notify Holder of such errors. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Note to the Corporation until the Holder has converted the entire amount of this Note, in which case, the Holder shall surrender this Note to the Corporation for cancellation within three (3) Business Days of the date the final Notice of Conversion is delivered to the Corporation. Partial conversions of this Note shall have the effect of lowering the outstanding Principal amount of this Note. The Holder and the Corporation shall maintain records showing the actual Principal Amount of this Note, provided that absent manifest error, the Corporation’s records shall control;

Convertible Subordinated Promissory Note

(c)             In the event of the exercise of the Conversion Option, Holder shall cooperate with the Corporation to promptly take any and all additional actions required or requested to make Holder a stockholder of the Corporation including, without limitation, in connection with the issuance of the Shares and providing the Corporation or its legal counsel or Transfer Agent, representations as to financial condition, investment intent and sophisticated investor status as are reasonably requested or required;

(d)             Conversion calculations pursuant to this Section 4, shall be rounded to the nearest whole share of common stock;

(e)             If the Corporation at any time or from time to time on or after the Effective Date of this Note (the “Original Issuance Date”) effects a subdivision of its outstanding common stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time on or after the Original Issuance Date combines its outstanding shares of common stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased; and

(f)               On the date of any Conversion, all rights of any Holder with respect to the amount of this Note converted, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of Shares which this Note has been Converted.

5.             Automatic Conversion of this Note Into Series B Convertible Preferred Stock.

(a)              The Principal and all accrued and unpaid Interest hereon (collectively, the “Note Balance”), shall automatically and without any required action by Holder, be converted into that number of fully-paid, non-assessable shares of Series B Convertible Preferred Stock as determined by dividing the Note Balance by the Preferred Stock Conversion Price (with any remaining Note Balance being defined herein as the “Remaining Note Balance”), at such time, if ever, as the Series B Preferred Stock Designation has occurred (an “Automatic Preferred Stock Conversion” and the “Automatic Preferred Stock Conversion Shares”). The date of the occurrence of the Series B Preferred Stock Designation shall be defined herein as the “Automatic Preferred Stock Conversion Date”. The “Preferred Stock Conversion Price” shall equal the Original Issue Price of the Series B Preferred Stock as set forth in the form of Certificate of Designations of the Series B Convertible Preferred Stock in substantially the form attached as Exhibit B hereto (the “Designation”), which forms an integral part of this Note. The “Series B Preferred Stock Designation” shall be defined herein as the earlier of (a) the filing by the Corporation with the Secretary of State of Nevada of the Designation; or (b) the filing by the Corporation with the Secretary of State of Nevada of an amendment to the Corporation’s Certificate of Formation with substantially similar terms as the Designation, as applicable.  By accepting this Note, the Holder agrees and confirms that the Corporation does not currently have any preferred stock authorized, and the Series B Preferred Stock Designation and therefore the Automatic Preferred Stock Conversion is contingent upon the shareholders of the Corporation (i) authorizing the Board of Directors’ ability to designate preferred stock of the Corporation; and/or (ii) authorizing an amendment to the Corporation’s Articles of Incorporation, which there can be no assurance will occur.

Convertible Subordinated Promissory Note

(b)             Following an Automatic Preferred Stock Conversion, the Corporation shall within ten (10) Business Days, notify each Holder that an Automatic Preferred Stock Conversion has occurred, at the address of each Holder which the Corporation then has on record (an “Automatic Preferred Stock Conversion Notice”), provided that the Corporation is not required to receive any confirmation that such Automatic Preferred Stock Conversion Notice was received by a Holder, but instead assuming such Automatic Preferred Stock Conversion Notice was sent to the address which the Corporation then has on record for such Holder, the Automatic Preferred Stock Conversion Notice shall be treated as received by the Holder for all purposes on the third (3rd) Business Day following the date such notice was sent by the Corporation (the “Automatic Preferred Stock Conversion Notice Receipt Date”). Within ten (10) Business Days following the Automatic Preferred Stock Conversion Notice Receipt Date, the Corporation shall (i) issue the Holder the Automatic Preferred Stock Conversion Shares which such Holder is due; and (ii) pay the Holder the Remaining Note Balance; and promptly deliver certificates evidencing such Automatic Preferred Stock Conversion Shares and such Remaining Note Balance to the address of Holder which the Corporation then has on record (a “Delivery”). The Automatic Preferred Stock Conversion Shares issuable in connection with an Automatic Preferred Stock Conversion shall be fully-paid, non-assessable shares of Series B Convertible Preferred Stock. The Automatic Preferred Stock Conversion Shares shall be issued as restricted shares.

(c)              The issuance and Delivery by the Corporation of the Automatic Preferred Stock Conversion Shares and if applicable, the Remaining Note Balance, shall fully discharge the Corporation from any and all further obligations under or in connection with this Note, including, but not limited to the Principal and Accrued Interest due hereunder, and shall automatically, and without any required action by the Corporation or the Holder, result in the cancellation, termination and deemed payment in full of the then Note Balance held by Holder or his, her or its assigns.

(d)             The Corporation shall be authorized to take whatever action necessary, if any, following the issuance and Delivery of the Automatic Preferred Stock Conversion Shares and, if applicable, the Remaining Note Balance, to reflect the cancellation, termination and payment in full of this Note, which shall not require the approval and/or consent of the Holder, and provided that by agreeing to the terms and conditions of this Note, Holder hereby agrees to release the Corporation from any and all liability whatsoever in connection with the cancellation and termination of the Note following an Automatic Preferred Stock Conversion, which as stated above, shall be automatically cancelled upon the issuance of such Automatic Preferred Stock Conversion Shares (a “Cancellation”).

(e)             Notwithstanding the above, the Holder, by accepting this Note hereby covenants that it will, whenever and as reasonably requested by the Corporation, at its sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Corporation may reasonably require in order to complete, insure and perfect the Cancellation, if such may be reasonably required by the Corporation.

Convertible Subordinated Promissory Note

(f)              In the event that the Delivery of any Automatic Preferred Stock Conversion Shares (or if applicable, the Remaining Note Balance) is unsuccessful and/or any Holder fails to accept such Automatic Preferred Stock Conversion Shares (or if applicable, the Remaining Note Balance), such Automatic Preferred Stock Conversion Shares (and if applicable, the Remaining Note Balance) shall be held by the Corporation and/or the Transfer Agent in trust (without accruing interest) and shall be released to such Holder upon reasonable evidence to the Corporation that such Holder is the legal owner of such Automatic Preferred Stock Conversion Shares (and if applicable, the Remaining Note Balance), provided that the Holder’s failure to accept such Automatic Preferred Stock Conversion Shares and if applicable, the Remaining Note Balance and/or the Corporation’s inability to Deliver such shares or cash shall in no event effect the validity of the Cancellation.

(g)             The Automatic Preferred Stock Conversion Right shall supersede and take priority over the Holder’s Conversion Option set forth in Section 4, in the event that there are any conflicts between such rights.

6.            Representations and Warranties of the Corporation. The Corporation represents and warrants to Holder as follows:

(a)             The execution and delivery by the Corporation of this Note (i) are within the Corporation’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action. Further, the undersigned is a duly authorized representative of the Corporation who has been authorized by a resolution of the Board of Directors to exercise any and all documents necessary to effectuate the transaction contemplated hereby.

(b)             This Note is a legally binding obligation of the Corporation, enforceable against the Corporation in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

7.            Events of Default. If an Event of Default (as defined herein or below) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to the Corporation, declare the Principal amount then outstanding of, and the Accrued Interest and all other amounts payable on, this Note to be immediately due and payable, or exercise any other rights and remedies provided by law or equity. The following events shall constitute events of default (“Events of Default”) under this Note, and/or any other Events of Default defined elsewhere in this Note shall occur:

Convertible Subordinated Promissory Note

(a)              the Corporation shall fail to pay, when and as due, the Principal or Interest payable hereunder on the due date of such payment, and such payment is not made within ten (10) days following the receipt of written notice of such failure by the Holder to the Corporation; or

(b)             the Corporation shall have breached in any respect any material covenant in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) days following the receipt of written notice of such breach by the Holder to the Corporation; or

(c)              the Corporation shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d)             the Corporation shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing and Holder has provided the Corporation written notice of such Event of Default, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, the Corporation will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

8.            Certain Waivers by the Corporation. Except as expressly provided otherwise in this Note, the Corporation and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

Convertible Subordinated Promissory Note

9.            Assignment and Transfer by Holder. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to applicable law and an exemption from registration for such transfer, which shall be approved by the Corporation subject to the Holder providing the Corporation a legal opinion for such transfer, which opinion shall be reasonably accepted by the Corporation, the holder hereof shall be deemed the “Holder” for all purposes under this Note.

10.          Amendment. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

11.          Costs and Fees. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Note, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

12.          Governing Law. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note.

13.          Construction. When used in this Note, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Note unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Note shall mean United States dollars; (x) reference to a particular statute, regulation or Law means such statute, regulation or Law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Note, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Note are for convenience only, and shall in no manner be construed as part of this Note.

Convertible Subordinated Promissory Note

14.         No Third Party Benefit. The provisions and covenants set forth in this Note are made solely for the benefit of the parties to this Note and are not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any party to this Note.

15.         Jurisdiction, Venue and Jury Trial Waiver. In any actions predicated upon this Note, venue is properly laid in Texas and the Circuit Court in and for Harris County, Texas, shall have exclusive full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

16.         Interpretation. The term “Corporation” as used herein in every instance shall include the Corporation’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Corporation or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include the Holder’s successors, legal representatives and assigns (as permitted pursuant to the terms of this Note), as well as all subsequent assignees, endorsees and holders of this Note (subject to the provisions of this Note providing for transfers and assignments by Holder), either voluntarily by act of the parties or involuntarily by operation of law.

17.          WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE HOLDER IN EXTENDING CREDIT TO THE COMPANY, THAT THE HOLDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

18.         Cumulative Rights. No delay on the part of Holder or any other holder of this Note in the exercise of any power or right under this Note, shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right. Enforcement by the Holder or any other holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

Convertible Subordinated Promissory Note

19.         Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

If to the Corporation:

Hydrocarb Energy Corporation
Attn: Kent P. Watts
800 Gessner Road, Suite 375
Houston, Texas 77024

With a copy to:

The Loev Law Firm, PC
Attn: David M. Loev, Esq.
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Phone: (713) 524-4110
Fax: (713) 524-4122

If to the Holder:

To the address of Holder set forth in the records of the Corporation.

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section 19, provided that at least ten (10) days prior written notice shall be given for any change. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

20.  Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Convertible Subordinated Promissory Note

21.         Entire Agreement. This Note constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

[Remainder of page left intentionally blank. Signature page follows.]

Convertible Subordinated Promissory Note

IN WITNESS WHEREOF, the undersigned has caused this Convertible Subordinated Promissory Note to be executed and delivered as of the date first above written, to be effective as of the Effective Date set forth above.

“Corporation”

HYDROCARB ENERGY CORPORATION

By:	/s/ Charles F. Dommer

Its:	President and COO

Printed Name:	Charles F. Dommer

Convertible Subordinated Promissory Note

EXHIBIT A

Conversion Election Form

____________, 20__

Hydrocarb Energy Corporation
Attn: Kent P. Watts
800 Gessner Road, Suite 375
Houston, Texas 77024

Re:            Conversion of Convertible Subordinated Promissory Note

Ladies and Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Convertible Subordinated Promissory Note of Hydrocarb Energy Corporation (the “Corporation”) dated June 10, 2015 in the amount of $3,200,000 (the “Note”), held by us, we hereby elect to exercise our Conversion Option (as such term in defined in the Note), in connection with $__________ of the amount currently owed under the Note (including $___________ of accrued interest), effective as of the date of this writing, which amount will convert into ________________ shares of the common stock of the Corporation (the “Conversion”), based on the Conversion Price (as defined in the Note). Please issue certificate(s) for the applicable securities issuable upon the Conversion, in the name of the person provided below.

Very truly yours,

Name:

If on behalf of Entity:

Entity Name:

Signatory’s Position with Entity:

Please issue certificate(s) for common stock as follows:

Name

Address

Social Security No./EIN of Shareholder

Please send the certificate(s) evidencing the common stock to:

Attn:

Address:

EXHIBIT B

[SERIES B CONVERTIBLE PREFERRED STOCK DESIGNATION]